Exhibit 10.40

ADDENDUM “A”

TO MASTER SERVICES AGREEMENT

This agreement between Ness Global Services, Inc. a Pennsylvania Corporation, Ness Technologies India Ltd. an Indian Company, and Ness Technologies, Inc., a Delaware Corporation (collectively “Supplier”) and Chordiant Software, Inc. a Delaware Corporation (“Chordiant”), is an Addendum (the “Addendum”) to the Master Services Agreement executed on December 15, 2003 (the “Agreement”) between Supplier and Chordiant and is effective as of September 12, 2005.

WHEREAS, the parties hereto wish to modify certain terms of the Agreement and to memorialize additional terms, as more fully set forth below;

WHEREAS, Chordiant and Supplier wish to permit certain of Supplier key employees to perform services outside the Supplier EDC Site and remotely access the Supplier EDC network; and

WHEREAS Supplier wishes to limit its liability for certain actions of such key employees performing services outside the Supplier EDC Site

Accordingly, in consideration of the promises and covenants set forth below, the parties agree as follows, intending to be legally bound:

1.
In accordance with Section 10.1(c) of the Agreement, Chordiant desire for certain Supplier key employees to provide Services outside of the Supplier EDC Site at their own private homes or at other locations approved by Chordiant and to remotely access the Supplier EDC network (each, an “Outside Service Location”).  Each Outside Service Location shall be considered a “Supplier Service Location” for all purposes under the Agreement.  Authorized EDC Personnel who are authorized to provide Services at an Outside Service Location are referred to as “Outside EDC Personnel” hereunder.

2.
Prior to any Outside EDC Personnel performing Services at an Outside Service Location, Supplier and such Outside EDC Personnel will complete and submit to Chordiant an Outside EDC Personnel Agreement, using the form attached hereto as Attachment A, which shall be executed by the Outside EDC Personnel and Supplier.  For those Outside EDC Personnel whom Chordiant authorizes for such activity Chordiant will countersign such application and provide written notice of authorization to Supplier.

3.
So long as Supplier has complied with all of its obligations under Article 20, Supplier shall not be held liable for any actions of the Outside EDC Personnel which would constitute a violation of Sections 20 (including all subsections) of the Master Services Agreement relating to confidentiality if such acts or omissions occurred while working at such Outside Service Location and Ness is not complicit in such acts or omissions.  In the event of any such violation or alleged violation Supplier shall comply with its obligations under Section 20.3.

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Exhibit 10.40

4.
The provisions of Section 2.2(e) of Master Services Agreement Exhibit 12, Security, shall not apply with regards to Outside EDC Personnel who are permitted to provide Services at an Outside Service Location under this Addendum; provided that Chordiant, in its sole discretion, may terminate the right for any or all Outside EDC Personnel to provide Services at an Outside Service Location, and may reinstate the applicability of Section 2.2(e) of Exhibit 12 at any time upon written notice to Supplier.  Supplier will comply with the terms of Attachment B when permitting Outside EDC Personnel to remotely access the Supplier EDC Network (the “Remote Access Security Policies”).  Without limiting the foregoing, wireless remote access to the Supplier EDC Network is strictly prohibited.

5.
So long as Supplier has complied with all of its obligations under Article 20, Supplier shall not be held liable for indemnity under section 27.2(n) of the Master Services Agreement relating to breach of Article 20 for any acts or omissions constituting a breach of Article 20 by any Outside EDC Personnel permitted to provide Services at an Outside Service Location if such acts or omissions occurred while working at such Outside Service Location and Supplier is not complicit in such acts or omissions.

6.
Supplier agrees that should any individual be found to have violated any Chordiant Intellectual Property or Confidentiality Rights, Supplier shall terminate such employee, sanction such employee to the maximum extent possible (e.g. refusal to provide letters of leave or recommendation) and take all reasonable commercial actions to recover and intellectual property or confidential information from such employee.

7.
Supplier agrees that should any individual be found to have violated any Chordiant Intellectual Property or Confidentiality Rights, Supplier shall assist Chordiant, at Chordiant’s expense, in prosecuting the individual to the fullest extent possible under the law.

8.	All capitalized terms used herein which are not otherwise defined shall have the respective meanings given such terms in the Agreement.

9.           All other terms and conditions of the Agreement remain in full force and effect.

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Exhibit 10.40

IN WITNESS WHEREOF, the parties have executed this Addendum, intending to be legally bound, as of the day and year written above.

Accepted by:		Accepted by:
/s/ Rocco E. Cozza		/s/ Robert J. Cummings
Name:	Rocco E. Cozza	Name:	Robert J. Cummings
Title:	Corporate Counsel	Title:	VP Worldwide Field Operations
Dated:	9/12/05	Dated:	9/12/2005
For:.	Ness Global Services, Inc. Ness Technologies India Ltd Ness Technologies, Inc	For:	Chordiant Software, Inc.

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Exhibit 10.40

ATTACHMENT A

OUTSIDE EDC PERSONNEL AGREEMENT

(See attached agreement)

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Exhibit 10.40

ATTACHMENT B

REMOTE ACCESS SECURITY POLICIES

See attached Chordiant Information Security Policies, Sections:

5.	Dial-in Access Policy

6.	DMZ Security Policy

13.	Internet DMZ Configuration Policy

14.	Network Access Policy

15.	Network Device Security Policy

16.	Password Policy

18.	Remote Access Policy

20.	Security Vulnerability Scanning Policy

21.	Server Security Policy

22.	VPN Policy

The Chordiant Information Security Policies may be amended by Chordiant from to time to time.  Chordiant will provide Supplier with amended policies as they are promulgated.  Supplier shall comply with amended policies in a reasonably practicable time frame.

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